Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

December 22, 2008

Fulton Financial Corporation

P.O. Box 4887, One Penn Square

Lancaster, Pennsylvania 17604

Re:	Fulton Financial Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Fulton Financial Corporation, a Pennsylvania corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement and as to be set forth in one or more supplements to such prospectus, of common stock, preferred stock, subordinated notes (the “Subordinated Notes”), junior subordinated debt securities (the “Junior Subordinated Debt Securities”), warrants (the “Warrants”), preferred securities (the “Capital Securities”) of Fulton Capital Trust II, Fulton Capital Trust III and Fulton Capital Trust IV (each a “Trust,” and collectively, the “Trusts”) and guarantees (the “Guarantees”) of Capital Securities (collectively, the “Securities”). The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to Rule 415 under the Act.

In rendering this opinion, we have examined such corporate records and other documents, and we have reviewed such matters of law, as we have deemed necessary or appropriate.

In rendering this opinion, we have, with your consent, relied upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion we have, with your consent, assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certificates copies relate.

Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. the Subordinated Notes to be issued under an indenture (the “Subordinated Note Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Trustee”), have been duly authorized and, (i) when the final terms thereof have been duly established and approved and the Subordinated Notes have been duly executed by the Company, (ii) upon the execution and delivery by the Company and the Trustee and, if required by the Subordinated Note Indenture, a supplement to the Subordinated Note Indenture, and (iii) when the Subordinated Notes have been authenticated by the Trustee and issued in accordance with the terms of the Subordinated Note Indenture and delivered to and paid for by the purchasers thereof, the Subordinated Notes will constitute valid and legally binding obligations of the Company entitled to the benefits of the Subordinated Note Indenture;

2. the Junior Subordinated Debt Securities to be issued under an indenture (the “Junior Subordinated Debt Indenture”) between the Company and the Trustee, have been duly authorized and, (i) when the final terms thereof have been duly established and approved and the Junior Subordinated Debt Securities have been duly executed by the Company, (ii) upon the execution and delivery by the Company and the Trustee and, if required by the Junior Subordinated Debt Indenture, a supplement to the Junior Subordinated Debt Indenture, and (iii) when the Junior Subordinated Debt Securities have been authenticated by the Trustee and issued in accordance with the terms of the Junior Subordinated Debt Indenture and delivered to and paid for by the purchasers thereof, the Junior Subordinated Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Junior Subordinated Debt Indenture;

3. the Warrants have been duly authorized and (i) upon execution and delivery by the Company and a bank or trust company as the warrant agent of a warrant agreement, if applicable, (the “Warrant Agreement”), and (ii) when the Warrants have been duly issued and delivered to and paid for by the purchasers thereof, the Warrants will constitute a valid and legally binding obligation of the Company entitled to the benefits of the Warrant Agreement;

4. the Capital Securities of a Trust have been duly authorized and (i) the specific terms of the Capital Securities have been specified in an amended declaration of trust (an “Amended Declaration”) duly executed by a duly authorized officer of the Company, the administrators of the Trust and the trustees with respect to such Trust, and (ii) when the Capital Securities have been duly executed and authenticated in the manner provided for in such Amended Declaration and delivered against payment therefor in accordance with the applicable purchase agreement and such Amended Declaration, such Capital Securities will be validly issued, fully paid and nonassessable, will constitute valid and binding obligations of such Trust and will entitle the holders thereof to the benefits of such Amended Declaration, enforceable against the Trust in accordance with its terms; and

5. the Guarantees have been duly authorized and (i) upon execution and delivery by the Company and the Trustee, as guarantee trustee (the “Guarantee Agreement”), and (ii) the Capital Securities to which such Guarantees relate have been duly authorized, executed and delivered, the Guarantees will constitute a valid and legally binding obligation of the Company entitled to the benefits of the Guarantee Agreement.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration and (vi) limit the waiver of rights under usury laws. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

This opinion is given on the basis of the law and the facts existing as of the date hereof. We assume no obligation to advise you of changes in matters of fact or law which may thereafter occur. Our opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the laws of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/    Wachtell, Lipton, Rosen & Katz